Exhibit 10.25

Eastside Distilling, Inc.

5 Church Hill Road, Suite 1

Redding, CT 06896

December 31, 2024

Via Email

C/M Capital Master Fund LP

Attention: Thomas P. Walsh

Dear Thomas:

This letter agreement confirms the discussion yesterday morning by and among you, Nicholas Liuzza, Jr., Michael D. Harris, Esq., and Constantine Christakis, Esq.

You agreed that an affiliated entity will invest the sum of $150,000 in Eastside Distilling, Inc. (the “Company”)’s current offering of Series G Convertible Preferred Stock (“Series G”) and Warrants on terms identical to those held by other investors except the beneficial ownership limitation in each of your Series G and Warrants shall not be 4.99% but shall instead be 1% effective upon issuance. This letter constitutes notice of such election.

In addition, reference is made to the Confidential Term Sheet dated on or about October 8, 2024 in which C/M Capital Master Fund LP (“C/M”) agreed on the principal terms to invest up to the greater of (i) $35,000,000 and (ii) the amount permitted under an Exchange Cap limitation, which is referred to as an Equity Line of Credit transaction. The Company agrees to execute the Common Stock Purchase Agreement and related Registration Rights Agreement (together, the “Agreement”) in the forms presented in the draft Agreement with the following qualifications and changes: the shares of common stock may not be issued either at the present time or the future unless and until such issuance is permitted under the rules of The Nasdaq Stock Market, LLC (“Nasdaq”) which, if shareholder approval is required by Nasdaq, will be following such shareholder approval. Any commitment shares required to be issued shall be in the form of Series G or convertible preferred stock which is substantially similar to the Series G Convertible Preferred Stock except your beneficial ownership limitation shall be 1%. The undersigned parties also agree that the Company may make changes to the Agreement if recommended by its counsel and reasonably satisfactory to C/M and its counsel, including based on the Company and its counsel’s review and revision of the representations and warrants and covenants set forth therein. In the event of any inconsistency between the Agreement and this letter agreement, this letter agreement shall prevail and supersede the inconsistent terms of the Agreement.

[Signature page follows]

Eastside Distilling, Inc.

C/M Capital Master Fund LP

December 31, 2024

By signing below, each of the Company and C/M agrees to the above terms.

Very Truly Yours,

/s/ Geoffrey Gwin
Geoffrey Gwin, Chief Executive Officer

We hereby agree to the foregoing:

C/M Capital Master Fund LP

By:	/s/ Thomas Walsh
Thomas Walsh, Manager